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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88543, 333-95713, 333-35738, 333-44768, 333-61218, 333-63900, 333-67730, 333-86324 and 333-102771) and Form S-3 (No. 333-62724) of Silicon Image, Inc. of our report dated January 15, 2003, except for Note 12, as to which the date is March 21, 2003, relating to the financial statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP San Jose, California March 25, 2003

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS